UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 5, 2025

FARO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Technology Park, Lake Mary, Florida 32746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 333-9911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value per share	FARO	Nasdaq Global Select Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 5, 2025, FARO Technologies, Inc., a Florida corporation (the “Company” or “FARO”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AMETEK, Inc., a Delaware corporation (“Parent”) and AMETEK TP, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

The Merger Agreement provides, among other things and subject to the terms and conditions set forth therein, that Merger Sub will be merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”). At the Effective Time (as defined in the Merger Agreement), by virtue of the Merger, and without any action on the part of Parent, Merger Sub, the Company or any holder of any securities of the Company:

•

each share of common stock, par value $0.001 per share, of the Company issued and outstanding immediately prior to the Effective Time (each a “Share” and collectively, the “Shares”), other than (i) Shares held by the Company as treasury stock or held directly by Parent or Merger Sub (or any direct or indirect wholly owned subsidiaries of the Company, Parent or Merger Sub) and (ii) Shares held by Company shareholders who are entitled to demand and have validly demanded (and not withdrawn) the appraisal of such Shares in accordance with, and have complied in all respects with, the Florida Business Corporation Act, shall automatically be cancelled and shall be converted automatically into the right to receive $44.00 per Share (the “Merger Consideration”) in cash, without interest, subject to any withholding of taxes required by applicable law;

•

each option to purchase Shares (each, a “Company Option”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall automatically be cancelled and be converted into the right to receive (without interest) an amount in cash (less applicable tax withholdings) equal to the product of (i) the total number of Shares underlying such Company Option immediately prior to the Effective Time multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price per Share of such Company Option; provided that, any such Company Option with respect to which the exercise price per Share subject thereto is equal to or greater than the Merger Consideration shall be cancelled for no consideration; and

•

(i) each outstanding award of the Company’s performance-based restricted stock units or service-based restricted stock units, in each case, that is subject solely to service-based vesting conditions immediately prior to the Effective Time (“Company RSUs”), including any award of Company RSUs that is subject to a deferral election, shall automatically be cancelled and converted into the right to receive (without interest) an amount in cash (less applicable tax withholdings) equal to (x) the total number of Shares underlying such award immediately prior to the Effective Time, multiplied by (y) the Merger Consideration, and (ii) each outstanding award of the Company’s performance-based restricted stock units that is subject to performance-based vesting conditions immediately prior to the Effective Time (“Company PRSUs”), including any award of Company PRSUs that is subject to a deferral election, shall automatically be cancelled and converted into the right to receive (without interest) an amount in cash (less applicable tax withholdings) equal to (x) the total number of Shares underlying such Company PRSUs that would become vested as of immediately prior to the Effective Time if the Effective Time were the last day of the relevant performance period and the achievement of all relevant performance-based vesting requirements were determined at such time, multiplied by (y) the Merger Consideration, and the remaining portion of any such Company PRSUs will be canceled for no consideration.

The board of directors of the Company (the “Company Board”) has unanimously (i) determined that the Merger Agreement and the Transactions (as defined in the Merger Agreement), including the Merger, are advisable, fair to and in the best interests of the Company and its shareholders, (ii) adopted and approved the Merger Agreement and the Transactions, upon the terms and subject to the conditions set forth in the Merger Agreement, (iii) directed that the Merger Agreement be submitted to the shareholders of the Company for its approval, and (iv) recommended that the Company’s shareholders vote to approve the Merger Agreement.

Assuming the satisfaction of the conditions set forth in the Merger Agreement and briefly discussed below, the Company expects the Merger to close in the second half of 2025. The Company will prepare and file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) within 20 business days of the date of the Merger Agreement, whereby, subject to certain exceptions, the Company Board will recommend that the Company’s shareholders approve the Merger Agreement and the Transactions at a special shareholder meeting that will be held on a date, and at the time and place, to be announced when finalized.

The closing of the Merger is subject to various closing conditions, including (i) approval of the Merger Agreement, including the Merger, by holders of a majority of the Shares then outstanding and entitled to vote thereon (the “Company Shareholder Approval”), (ii) the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Clearance”), and the receipt of approvals of governmental entities in certain specified foreign jurisdictions pertaining to competition, (iii) the absence of any law or order restraining, enjoining or prohibiting the consummation of the Merger that is continuing and remains in effect, and (iv) the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject to customary materiality qualifications), and the other party’s compliance in all material respects with its covenants and agreements contained in the Merger Agreement. In addition, Parent’s obligation to consummate the Merger is subject to the absence of any Company Material Adverse Effect (as defined in the Merger Agreement) occurring after the date of the Merger Agreement and continuing with respect to the Company. The closing of the Merger is not subject to a financing condition.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants obligating the Company to use commercially reasonable efforts to conduct its operations in all material respects in the ordinary course of business, consistent with past practice, between the date of the Merger Agreement and the earlier to occur of the termination of the Merger Agreement and the Effective Time (the “Interim Period”), not to engage in certain material transactions during the Interim Period, to deliver the Supplemental Indenture (as defined below) and provide notices required under the Indenture (as defined below), to convene and hold a special meeting of its shareholders for the purpose of obtaining the Company Shareholder Approval, to use reasonable best efforts to obtain regulatory approvals and, subject to certain customary exceptions, for the Company Board to recommend that the shareholders approve the Merger Agreement, including the Merger. The Merger Agreement also contains customary representations, warranties and covenants of Parent and Merger Sub.

The Merger Agreement requires that, prior to the Effective Time, among other things, the Company deliver to U.S. Bank Trust Company, National Association, as trustee, a supplemental indenture to the Indenture, dated as of January 24, 2023, between the Company and the trustee (the “Indenture”), to be effective upon the Effective Time (the “Supplemental Indenture”), providing, among other things, that at and after the Effective Time, each holder of the Company’s 5.50% Convertible Senior Notes due 2028 (the “Convertible Notes”) will have the right to convert their respective Convertible Notes into cash in an amount, per $1,000 principal amount of such Convertible Note being converted, equal to the product of (i) the Conversion Rate (as such term is defined in the Indenture and including any increase thereto required under the Indenture) and (ii) the amount of the Merger Consideration, pursuant to the terms of the Indenture.

The Merger Agreement provides that, during the Interim Period, the Company and its employees, directors and representatives may not solicit, initiate, propose, or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal (as defined in the Merger Agreement), provide non-public information to any third parties or participate or engage in discussions or negotiations with any third party with respect to an Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal. However, if at any time following the date of the Merger Agreement and prior to the receipt of Company Shareholder Approval the Company receives a bona fide written Acquisition Proposal from a third party and the

Company has not breached the non-solicitation provision of the Merger Agreement with respect to such Acquisition Proposal and the Company Board determines, after consultation with its financial advisor and outside counsel, in good faith that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal (as defined below), then the Company may provide any non-public information relating to the Company or any of its subsidiaries, or afford to such third party access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its subsidiaries (subject to entry into an acceptable confidentiality agreement with such third party and other customary notice and information obligations to Parent) and may engage in discussions with a third party regarding the Acquisition Proposal, but only if the failure to take such actions would be reasonably likely to be inconsistent with the Company Board’s fiduciary duties to the Company’s shareholders.

Prior to obtaining the Company Shareholder Approval, the Company Board may effect a “Change of Board Recommendation” (as defined below) and/or terminate the Merger Agreement if the Company has received a bona fide written Acquisition Proposal after the date of the Merger Agreement that did not result from a breach of the non-solicitation provisions of the Merger Agreement and that the Company Board determines in good faith, after consultation with its financial advisor and outside counsel, constitutes a more favorable transaction from a financial point of view for the Company’s shareholders than the Merger (a “Superior Proposal”) and the Company Board determines that failure to effect a Change of Board Recommendation or terminate the Merger Agreement would be reasonably likely to be inconsistent with its fiduciary duties to the shareholders of the Company. However, the Company shall not be entitled to effect a Change of Board Recommendation or terminate the Merger Agreement pursuant to the preceding sentence unless (i) the Company provided at least four business days’ prior written notice to Parent of the Company’s intention to take such action (ii) the Company, if requested by Parent, will have negotiated in good faith with Parent regarding any amendment to the Merger Agreement proposed in writing by Parent and intended to cause the relevant Acquisition Proposal to no longer be a Superior Proposal, and (iii) the Company Board shall have considered in good faith any adjustments to the Merger Agreement that Parent shall have proposed during the notice period and shall have determined in good faith, after consultation with its financial advisors and outside counsel, that the Superior Proposal would continue to constitute a Superior Proposal if such adjustments were to be given effect. A “Change of Board Recommendation” exists if, among other circumstances set forth in the Merger Agreement, the Company Board (A) approves, recommends, endorses or otherwise declares advisable, or proposes publicly to approve, recommend, endorse or otherwise declare advisable, any Acquisition Proposal, (B) withholds, withdraws, changes or qualifies, or proposes publicly to withhold, withdraw, change or qualify, in a manner adverse to the Parent, the Company Board recommendation that the Company’s shareholders adopt and approve the Merger Agreement and the Transactions, including the Merger (the “Company Board Recommendation”), or fails to include the Company Board Recommendation in the proxy statement to be filed with the SEC, (C) takes or fails to take any formal action or makes or fails to make any recommendation or public statement in connection with a tender offer or exchange offer for the Shares, other than a recommendation against such offer or a “stop, look and listen” communication by the Company Board to the Company’s shareholders, (D) fails to publicly affirm the Company Board Recommendation within five business days after the request of Parent, or (E) authorizes or permits, or publicly announces an intention to approve or recommend that the Company enter into an alternative acquisition agreement.

The Company Board shall also be permitted to effect a Change of Board Recommendation if (i) there is a development that was not known or reasonably foreseeable by the Company at the time of signing the Merger Agreement that would materially improve the business, financial condition or results of operations of the Company and is not related to an Acquisition Proposal, and (ii) the Company Board determines, after consultation with its financial advisors and outside counsel, in good faith that the failure to effect a Change of Board Recommendation in response to such development would be reasonably likely to be inconsistent with its fiduciary duties to the shareholders of the Company, subject to certain customary notice and good faith negotiation obligations to Parent.

The Merger Agreement contains certain termination rights for both the Company and Parent. The Merger Agreement may be terminated by (i) mutual written consent of both parties prior to the Effective Time, (ii) by either Company or Parent if the Company Shareholder Approval is not obtained upon a vote taken at the Company special meeting of shareholders, (iii) by either Company or Parent if any court or other governmental entity issues a final and non-appealable order permanently restraining, enjoining or prohibiting the consummation of the Merger, prior to the Effective Time, (iv) by either Company or Parent if the Effective Time does not occur on or before February 5, 2026, which date may be extended by either the Company or Parent to May 6, 2026, and which date may be further extended by Parent to August 4, 2026, if necessary, to obtain required antitrust approvals (the “Outside Date”), (v) by Parent if the Company Board effects a Change of Board Recommendation prior to receipt of the Company Shareholder Approval, (vi) by the Company if the Company Board has authorized the Company to accept a Superior Proposal prior to the receipt of the Company Shareholder Approval, (vii) by Parent if the Company breaches certain non-solicitation provisions contained in the Merger Agreement, (viii) by Parent if the Company materially breaches the Merger Agreement (other than certain non-solicitation provisions), Parent delivered a notice of such breach to the Company and such breach is not capable of cure prior to the Outside Date or the Company fails to cure within 30 days, (ix) by the Company if Parent materially breaches the Merger Agreement, the Company delivered notice of such breach and such breach is not capable of cure prior to the Outside Date or Parent fails to cure within 30 days, or (x) by the Company if, all closing conditions are satisfied, Parent fails to close within three business days following written confirmation from the Company that it is prepared to close. The Merger Agreement also provides that either party may specifically enforce the other party’s obligations thereunder.

If the Merger Agreement is terminated, in certain circumstances related to a breach of the non-solicitation provisions, a Change of Board Recommendation or with respect to the acceptance of a Superior Proposal, then the Company shall pay to Parent a termination fee of $27,988,901.00 (such amount, the “Termination Fee”). The Company will also be required to pay the Termination Fee to Parent if (i) an Acquisition Proposal is publicly announced and not withdrawn prior to the special shareholder meeting, (ii) the Merger Agreement is subsequently terminated due to (A) a failure to obtain the Company Shareholder Approval, (B) a failure to cure a breach of the Merger Agreement such that any condition to Parent’s obligations to close the Merger is not reasonably capable of being satisfied while such breach or failure to perform is continuing, or (C) a failure to close by the Outside Date at a time when Parent had the right to terminate for such uncured breach, and (iii) within 12 months after such termination, the Company enters into a definitive agreement in respect of such Acquisition Proposal and such transaction is consummated. Additionally, if the Company Board effected a Change of Board Recommendation prior to the special shareholder meeting, and the Merger Agreement is terminated by the Company or Parent due to failure to obtain the Company Shareholder Approval, then the Company is required to reimburse Parent for all of its fees and expenses incurred in connection with the Merger Agreement and proposed Merger, provided, however, that any such payments shall reduce the amount of the termination fee if it is owed by the Company.

If the Company terminates the Merger Agreement because of Parent’s breach of its obligations related to obtaining HSR Clearance (or the Company or Parent terminates the Merger Agreement because of failure to close by the Outside Date at a time when the Company could have terminated the Merger Agreement because of Parent’s breach of its obligations related to obtaining HSR Clearance), or if the Company or Parent terminates the Merger Agreement because of failure to close by the Outside Date as a result of the failure to obtain HSR Clearance, then Parent shall pay to the Company the Termination Fee.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated into this Current Report on Form 8-K by reference in its entirety. The Merger Agreement has been filed as an exhibit to provide investors and shareholders of the Company with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and shareholders of the Company accordingly should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger

Sub or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules that the Company exchanged with Parent and Merger Sub in connection with the execution of the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties to the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the proxy statement that the Company will be filing with the SEC in connection with the Merger, as well as in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that the Company has filed or may file with the SEC.

Upon the closing of the Merger, the Shares will be delisted from the Nasdaq Global Select Market and deregistered under the Securities Exchange Act of 1934, as amended.

Additional Information and Where to Find It

This report relates to the proposed Merger of the Company and Merger Sub, a wholly owned subsidiary of Parent, pursuant to the terms of the Merger Agreement. A special meeting of the shareholders of the Company will be announced as promptly as practicable to seek shareholder approval in connection with the proposed Merger. The Company expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed Merger. INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, PARENT, MERGER SUB AND THE MERGER. Shareholders may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov, at the Company’s website at http://www.faro.com or by sending a written request to the Company’s Corporate Secretary at the Company’s principal executive offices at 125 Technology Park, Lake Mary, Florida 32746.

Participants in the Solicitation

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in soliciting proxies from the Company’s shareholders in connection with the Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s shareholders in connection with the Merger and any direct or indirect interests they have in the Merger will be set forth in the Company’s definitive proxy statement for its special shareholder meeting when it is filed with the SEC. Information relating to the foregoing can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 24, 2025 and the Company’s definitive proxy statement for its 2025 Annual Meeting of Shareholders (the “Annual Meeting Proxy Statement”) filed with the SEC on April 10, 2025. To the extent that holdings of the Company’s securities by the directors and executive officers of the Company have changed from the amounts set forth in the Annual Meeting Proxy Statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as the proposed Merger and the ability to consummate the proposed Merger, demand for and customer acceptance of the Company’s products, the Company’s product development and product launches and the Company’s growth, strategic and restructuring plans and initiatives. Statements that are not historical facts or that describe the Company’s plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “believe,” “expect,” “anticipate,” “estimate,” “could,” “will” and similar expressions or discussions of the Company’s plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to:

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the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain required regulatory approvals or satisfy the other conditions to the consummation of the Merger;

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the risk that the Merger disrupts the Company’s current plans and operations or diverts management’s attention from its ongoing business; the effects of the Merger on the Company’s business, operating results, and ability to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom we do business; the risk that the Company’s stock price may decline significantly if the Merger is not consummated; the nature, cost and outcome of any legal proceedings related to the Merger;

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the Company’s ability to realize the intended benefits of its undertaking to transition to a company that is reorganized around functions to improve the efficiency of its sales organization and to improve operational effectiveness;

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the Company’s inability to successfully execute its strategic plan, restructuring plan and integration plan, including but not limited to additional impairment charges and/or higher than expected severance costs and exit costs, and its inability to realize the expected benefits of such plans;

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the changes in the Company’s executive management team in 2023 and 2024 and the loss of any of the Company’s executive officers or other key personnel, which may be impacted by factors such as the Company’s inability to competitively address inflationary pressures on employee compensation and flexibility in employee work arrangements;

•	the outcome of any litigation to which the Company is or may become a party;

•	loss of future government sales;

•	potential impacts on customer and supplier relationships and the Company’s reputation;

•	development by others of new or improved products, processes or technologies that make the Company’s products less competitive or obsolete;

•	the Company’s inability to maintain its technological advantage by developing new products and enhancing its existing products;

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declines or other adverse changes, or lack of improvement, in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financial conditions;

•	the effect of general economic and financial market conditions, including in response to public health concerns;

•	assumptions regarding the Company’s financial condition or future financial performance may be incorrect;

•	the impact of fluctuations in foreign exchange rates and inflation rates; and

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other risks and uncertainties discussed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 24, 2025, as updated by the Company’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other subsequent SEC filings.

Forward-looking statements in this Current Report on Form 8-K represent the Company’s judgment as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits:

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of May 5, 2025, among AMETEK, Inc., AMETEK TP, Inc. and FARO Technologies, Inc.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

*

The schedules and exhibits have been omitted pursuant to Item 601(a)(5) or Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.

May 7, 2025	/s/ Matthew Horwath
	By:	Matthew Horwath
	Its:	Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)